UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported): March 13, 2025

READY CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-35808	90-0729143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 Avenue of the Americas, 50th Floor

New York, NY 10020

(212) 257-4600

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	RC	New York Stock Exchange
6.25% Series C Cumulative Convertible Preferred Stock, $0.0001 par value per share	RC PRC	New York Stock Exchange
6.50% Series E Cumulative Convertible Preferred Stock, $0.0001 par value per share	RC PRE	New York Stock Exchange
6.20% Senior Notes due 2026	RCB	New York Stock Exchange
5.75% Senior Notes due 2026	RCC	New York Stock Exchange
9.00% Senior Notes due 2029	RCD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                 ☐

This Current Report on Form 8-K is being filed in connection with the consummation on March 13, 2025 (the “Closing Date”) of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of November 29, 2024 (the “Merger Agreement”), by and among Ready Capital Corporation, a Maryland corporation (“Ready Capital”), United Development Funding IV, a Maryland real estate investment trust (“UDF IV”), and RC Merger Sub IV, LLC, a Delaware limited liability company and a wholly owned subsidiary of Ready Capital (“Merger Sub”). Pursuant to the Merger Agreement, on the Closing Date, UDF IV merged with and into Merger Sub (the “Merger”), with Merger Sub continuing as the surviving entity of the Merger and a wholly owned subsidiary of Ready Capital. The combined company will continue to operate under the name “Ready Capital Corporation,” and its shares of common stock, par value $0.0001 per share (“Ready Capital Common Stock”), will continue to trade on the New York Stock Exchange (“NYSE”) under the ticker symbol “RC.” The events described herein took place in connection with the consummation of the Merger.

Item 1.01	Entry into a Material Definitive Agreement

Contingent Value Rights Agreement

On the Closing Date, Ready Capital and Computershare Inc. and its affiliate Computershare Trust Company, N.A., as rights agent thereunder, entered into the Contingent Value Rights Agreement (the “CVR Agreement”). The contingent value rights (“CVRs”) issued in connection with the Merger are governed by the terms of the CVR Agreement. The CVR Agreement provides each CVR holder the right to receive additional shares of Ready Capital Common Stock after the end of each of (i) the period beginning on October 1, 2024, and ending on December 31, 2025 and (ii) the three subsequent calendar years (each, a “CVR Accrual Period”), based upon cash proceeds received by Ready Capital and its subsidiaries (the “Proceeds”) in respect of a portfolio of five UDF IV loans identified in the CVR Agreement (the “Portfolio Loans”) during each of the CVR Accrual Periods, less certain costs and expenses. Under the CVR Agreement, once Ready Capital has recovered an amount equal to the principal of the Portfolio Loans, Ready Capital will retain 40% of the remaining net Proceeds received during the relevant CVR Accrual Period, and the CVR holders will be entitled to receive additional shares of Ready Capital Common Stock with a value (based on the most recent publicly reported tangible book value per share of such Ready Capital Common Stock immediately preceding the issuance date of such shares of Ready Capital Common Stock (the “Parent Share Value”)) equal to 60% of the remaining net Proceeds received by Ready Capital during such CVR Accrual Period.

CVRs do not represent any equity or ownership interest in Ready Capital or any of its affiliates, and holders of CVRs do not have any voting, dividend or distribution rights. CVRs are not transferrable by holders, other than certain customary limited exceptions. If shares of Ready Capital Common Stock are issued in settlement of the CVRs, each CVR holder will be entitled to receive (i) an amount in cash equal to the amount of any dividends or other distributions paid with respect to the number of whole shares of Ready Capital Common Stock received by such holder in respect of such holder’s CVRs and having a record date on or after the effective time of the Merger on the Closing Date (the “Effective Time”) and a payment date prior to the issuance date of such shares of Ready Capital Common Stock (the “Catch-up Dividend Amount”) or (ii) (x) a number of shares of Ready Capital Common Stock equal to (A) the Catch-up Dividend Amount, divided by (B) the Parent Share Value and (y) the amount of any dividends or other distributions payable with respect to such shares of Ready Capital Common Stock and having a record date prior to the issuance date of such Ready Capital Common Stock and a payment date on or after the relevant issuance date of such Ready Capital Common Stock.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the CVR Agreement, a copy of which is filed as Exhibit 10.1 hereto.

Item 7.01.	Regulation FD Disclosure.

On the Closing Date, pursuant to the terms of the Merger Agreement, UDF IV merged with and into Merger Sub, with Merger Sub continuing as the surviving entity of the Merger.

At the Effective Time, each outstanding common share of beneficial interest, par value $0.01 per share, of UDF IV (“UDF IV Common Shares”), excluding any UDF IV Common Shares held by UDF IV, Ready Capital, Merger Sub or their subsidiaries, was automatically cancelled and retired and converted into the right to receive (i) 0.416 shares of Ready Capital Common Stock, (ii) 0.416 CVRs and (iii) cash consideration in lieu of any fractional shares of Ready Capital Common Stock (based upon the average of the volume weighted average prices of one share of Ready Capital Common Stock for the five consecutive trading days immediately prior to the Effective Time).

Additionally, immediately prior to the Effective Time, each restricted stock unit granted by UDF IV payable in whole or in part in UDF IV Common Shares, or the value of which was determined with reference to UDF IV Common Shares, whether vested or unvested, and then outstanding (the “UDF IV RSUs”) automatically vested and was cancelled. Each holder of a UDF IV RSU received (i) a number of shares of Ready Capital Common Stock and CVRs equal to the product of, in each case, (a) the total number of UDF IV Common Shares subject to such award of UDF IV RSUs as of immediately prior to the Effective Time (assuming each such UDF IV RSU was fully vested) and (b) 0.416, and (ii) cash consideration in lieu of any fractional shares of Ready Capital Common Stock.

Per the terms of the transactions described in the Merger Agreement, the UDF IV Common Shares, excluding any UDF IV Common Shares held by UDF IV, Ready Capital, Merger Sub or their subsidiaries, were converted into the right to receive 12,767,472 shares of Ready Capital Common Stock in the aggregate, representing approximately 7% of the outstanding common equity of Ready Capital as the combined company following the consummation of the Merger.

On the Closing Date, Ready Capital issued a press release announcing the completion of the Merger described above. A copy of the press release is furnished as Exhibit 99.1 to this 8-K and is incorporated herein by reference solely for purposes of this Item 7.01 disclosure.

The information included under this Item 7.01 (including Exhibit 99.1 to this 8-K) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Contingent Value Rights Agreement, dated March 13, 2025, by and among Ready Capital Corporation, Computershare Inc. and Computershare Trust Company, N.A.

99.1	Press Release of Ready Capital Corporation.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

READY CAPITAL CORPORATION

Date: March 13, 2025	By:	/s/ Andrew Ahlborn
	Name:	Andrew Ahlborn
	Title:	Chief Financial Officer